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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF THE REGISTRANT

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

                                          Jurisdiction              Year
Name                                    of Incorporation         Organized
----                                    ----------------         ---------
Altera GmbH                                 Germany                 1989
Altera Foreign Sales Corporation            Barbados                1989
Nihon Altera KK                             Japan                   1990
Altera France SARL                          France                  1990
Altera Italia s.r.l.                        Italy                   1991
Altera (UK) Limited                         United Kingdom          1992
Altera Corporation (M) Sdn Bhd              Malaysia                1995
Altera B.V.B.A.                             Belgium                 1996
Altera AB                                   Sweden                  1996
Altera International, Inc.                  Cayman Islands          1997
Altera International Limited                Hong Kong               1997
Altera Taiwan Co., Ltd.                     Taiwan                  1997
Altera Oy                                   Finland                 1999
Altera Canada Corporation                   Canada                  1999
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